                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [ ]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                          U.S. Physical Therapy, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                          U.S. PHYSICAL THERAPY, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE:  Tuesday, May 20, 2003

TIME:  9:00 a.m. (CDT)

PLACE:  1300 West Sam Houston Parkway South, Suite 300, Houston, Texas 77042

MATTERS TO BE VOTED ON:

     1. Election of eight directors for a one-year term; and

     2. Any other matters that may properly come before the meeting or any adjournments.

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE ELECTION OF THE EIGHT NOMINEES FOR DIRECTOR.

     Your Board of Directors has set April 7, 2003, as the record date for the Annual Meeting. Only holders of common stock of record on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments. A complete list of stockholders will be available for examination at the Annual Meeting and at our offices at 1300 West Sam Houston Parkway South, Suite 300, Houston, Texas 77042, for a period of ten days prior to the Annual Meeting.

     You are cordially invited to join us at the Annual Meeting. However, to insure your representation at the Annual Meeting, we request that you return your signed proxy card at your earliest convenience, whether or not you plan to attend the Annual Meeting. Your proxy will be returned to you if you are present at the Annual Meeting and request us to return your proxy card.

                                          By Order of the Board of Directors,

                                          /s/ ROY W. SPRADLIN
                                          Chairman, President and Chief
                                          Executive Officer

Houston, Texas
April 25, 2003

                          U.S. PHYSICAL THERAPY, INC.
                 1300 WEST SAM HOUSTON PARKWAY SOUTH, SUITE 300
                              HOUSTON, TEXAS 77042
                                 (713) 297-7000

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 20, 2003

                             ---------------------

ANNUAL MEETING

     DATE: Tuesday, May 20, 2003

     TIME:  9:00 a.m. (CDT)

     PLACE: 1300 West Sam Houston Parkway South, Suite 300, Houston, Texas 77042

AGENDA

     One proposal, numbered as Item 1 on the proxy card, for the election of our eight nominees for directors.

WHO CAN VOTE

     All holders of record of our common stock at the close of business on April 7, 2003, are entitled to vote. Holders of our common stock are entitled to one vote per share at the Annual Meeting.

PROXIES SOLICITED BY

     Your vote and proxy are being solicited by our Board of Directors for use at the Annual Meeting. This Proxy Statement and the enclosed proxy card are being mailed on behalf of our Board of Directors to all our stockholders beginning on or about April 25, 2003. Your presence at the Annual Meeting will not automatically revoke your proxy. You may, however, revoke your proxy at any time prior to its exercise by delivering to us another proxy bearing a later date, by attending the Annual Meeting and voting in person, or by filing a written notice of revocation with Christina Osburn, our Corporate Secretary, at our principal executive offices, 1300 West Sam Houston Parkway South, Suite 300, Houston, Texas 77042. If you receive multiple proxy cards, this indicates that your shares are held in more than one account, such as two brokerage accounts, and are registered in different names. You should vote each of the proxy cards to ensure that all of your shares are voted.

PROXIES

     Properly executed but unmarked proxies will be voted FOR the election of our eight nominees as directors. If you "withhold" your vote for any of the nominees, this will be counted as a vote AGAINST that nominee. If any other matters are properly brought before the Annual Meeting and you grant the discretion to vote on other matters, the persons named in the proxy will vote your shares as directed by a majority of the Board of Directors.

QUORUM

     Only shares of our common stock can be voted, with each share entitling its owner to one vote on all matters. There is no cumulative voting in the election of directors. The close of business on April 7, 2003 was fixed by the Board of Directors as the record date for determination of stockholders entitled to vote at the meeting. The number of shares of our common stock outstanding on that date was 11,878,371. The presence, in person or by proxy, of at least a majority of the shares is necessary to constitute a quorum at our Annual Meeting. Abstentions will be treated as present for determining a quorum at the Annual

Meeting. If a broker holding your shares in "street" name indicates to us on a proxy card that the broker lacks discretionary authority to vote your shares, we will not consider your shares as present or entitled to vote for any purpose.

COST OF PROXY SOLICITATION

     We will bear the cost of soliciting proxies. Some of our directors, officers and regular employees may solicit proxies personally or by telephone. Proxy materials will also be furnished without cost to brokers and other nominees to forward to the beneficial owners of shares held in their names.

QUESTIONS AND ADDITIONAL INFORMATION

     You may call our President, Roy Spradlin, or our Chief Financial Officer,
J. Michael Mullin, or email us at investorrelations@usph.com if you have any questions. A copy of our Annual Report for the year ended December 31, 2002 accompanies this Proxy Statement. WE HAVE FILED AN ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002 (THE "FORM 10-K") WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"). YOU MAY OBTAIN, A COPY OF THE FORM 10-K BY DOWNLOADING IT FROM OUR WEBSITE AT WWW.USPH.COM, BY WRITING TO U.S. PHYSICAL THERAPY, INC., 1300 WEST SAM HOUSTON PARKWAY SOUTH, SUITE 300, HOUSTON, TEXAS 77042, ATTENTION: CHRISTINA OSBURN, CORPORATE SECRETARY OR BY EMAILING US AT INVESTORRELATIONS@USPH.COM.

                     PLEASE VOTE -- YOUR VOTE IS IMPORTANT

ITEM 1  ELECTION OF DIRECTORS

     Eight directors will be elected at the Annual Meeting for one-year terms. Seven of the nominees are now serving as directors. The nominees for director are:

                                            DIRECTOR
NOMINEES                          AGE(A)     SINCE               POSITION(S) HELD
--------                          -------   --------             ----------------
Roy W. Spradlin.................    54       1994      Chairman of the Board, President and
                                                       Chief Executive Officer
Mark J. Brookner................    58       1990      Vice Chairman of the Board
Daniel C. Arnold................    73       1992      Director
Bruce D. Broussard..............    40       1999      Director
James B. Hoover.................    48       1993      Director
Marlin W. Johnston..............    71       1992      Director
Albert L. Rosen.................    79       1992      Director
Jerald L. Pullins...............    61        N/A      Nominee

     The persons named on the proxy card will vote for all of the nominees for director listed above unless you withhold authority to vote for one or more of the nominees. Nominees receiving a plurality vote of the votes cast at the Annual Meeting will be elected as directors. Abstentions and broker non-votes will not be treated as a vote for or against any particular nominee and will not affect the outcome of the election of directors.

     All of our nominees have consented to serve as directors. Our Board has no reason to believe that any of the nominees will be unable to act as a director. However, if any director is unable to stand for re-election, the Board will designate a substitute. If a substitute nominee is named, the persons named on the proxy card will vote for the election of the substitute nominee.

DIRECTOR BIOGRAPHIES

     Roy W. Spradlin has served as our Chairman of the Board since May 2001 and has been President since May 1994. Beginning in May 1994 Mr. Spradlin was elected our Chief Operating Officer; in August 1995 he was named our Chief Executive Officer.

     Mark J. Brookner has served as our Vice Chairman of the Board since August 1998. Mr. Brookner served as our Chief Financial Officer from April 1992 to August 1998 and as Secretary and Treasurer during portions of that period.

     Daniel C. Arnold is a private investor engaged primarily in managing his personal investments. During the past five years, he had served on the Board of Directors of both Parkway Properties, Inc., a real estate investment trust; and Belco Oil & Gas Corp., an oil and gas exploration and production company. He has also served as Chairman of the Board of Trustees of Baylor College of Medicine.

     Bruce D. Broussard has been the Chief Financial Officer of U.S. Oncology, Inc., since August 2000. From December 1997 to August 2000, Mr. Broussard was the Chief Executive Officer of HarborDental Properties. Mr. Broussard served as the Chief Financial Officer for Regency Health Services, Inc. from 1996 to 1997 and for Sun Health Care Group from 1993 to 1996.

     James B. Hoover is the founding managing member of Dauphin Capital Partners, a health care venture capital firm established in 1998. Prior to 1998 for six years he acted as a General Partner of Welsh, Carson, Anderson & Stowe, a management buyout firm focused on the acquisition of health care and information services companies. Mr. Hoover presently serves on the Board of Directors of Quovadx, Inc., a business solutions software and services provider to the health care industry, and several privately held health care companies.

     Marlin W. Johnston has been a management consultant with Tonn & Associates, a management consulting firm, since September 1993. During 1992 and 1993, Mr. Johnston served as a management consultant to the Texas Department of Health and the Texas Department of Protective and Regulatory Services.

     Albert L. Rosen manages his personal investments and retired as President and General Manager of the San Francisco Giants, a major league baseball team, in December 1992.

NOMINEE BIOGRAPHY

     Jerald L. Pullins joined Service Corporation International (SCI), a consolidator of funeral homes and related business in 1969. Mr. Pullins managed a variety of functions, including corporate development, and served in a variety of operational roles. In 1979, Mr. Pullins joined Merrill Lynch and Co. as CFO of Merrill Lynch Realty, a national consolidator of residential and commercial real estate brokers, ultimately being named President and CEO of Merrill Lynch Mortgage, the primary real estate financing and mortgage-servicing subsidiary within Merrill Lynch and Co. In 1984, Mr. Pullins formed The Sentinel Group to acquire and manage funeral, cemetery and insurance operations. Sentinel reached nearly $80 million in sales before merging with SCI in 1991. Subsequent to the acquisition of Sentinel, Mr. Pullins rejoined SCI serving as Senior Vice President of Corporate Development, Executive Vice President of International Operations and President and COO before retiring in 2002. Mr. Pullins currently is a private investor engaged primarily in managing his personal investments.

                      COMMITTEES AND MEETING OF THE BOARD

COMMITTEES

     The Board of Directors has the following committees:

     - Audit

     - Compensation

     - Corporate Compliance

     Effective May 21, 2002, the Board combined its previously separate Stock Option Committee with the Compensation Committee. The Board does not have a standing Nominating Committee; rather, nominations are determined by the Board itself.

NUMBER OF MEETINGS

     During 2002 the Board of Directors met seven times, the Audit Committee met seven times, the Compensation Committee met five times, the Corporate Compliance Committee met four times and the Stock Option Committee met once. All of the directors attended at least 75% of all Board of Directors and Committee meetings. Average attendance by directors at the aggregate number of Board and committee meetings for which they were scheduled to attend was 94%.

AUDIT COMMITTEE

     The Audit Committee currently consists of Messrs. Johnston (Chair), Arnold and Broussard. The Audit Committee is responsible for, among other things:

     - recommending to the Board the selection and discharge of our independent auditors;

     - reviewing the plan, scope and timing of the audit with our auditors and any other services our auditors are asked to perform;

     - reviewing our auditors' annual report on our financial statements following completion of the audit;

     - reviewing quarterly and annual financial reports to the public prior to release;

     - reviewing fees charged by our audit firm;

     - reviewing with management and auditors issues relating to internal accounting controls.

     The Board has adopted a written Audit Committee Charter, as amended, requiring the Audit Committee to consist of at least three members of the Board. Each member of the Audit Committee is an "independent director" as that term is defined by Nasdaq Stock Market Rule 4200(a)(14) Audit Committee. The Audit Committee complies with all existing rules and regulations promulgated by the SEC and Nasdaq and now in effect.

COMPENSATION COMMITTEE

     The current members of the Compensation Committee are Messrs. Arnold (Chair), Hoover and Rosen. The primary functions of the Compensation Committee is to recommend to our Board the compensation to be paid to the directors and our principal officers, including executive compensation plans.

CORPORATE COMPLIANCE COMMITTEE

     The Corporate Compliance Committee members are Messrs. Johnston (chairman), Arnold, Brookner and Broussard. The Corporate Compliance Committee reviews and assesses the activities and findings of internal audits, reviews reports of material noncompliance and reviews and approves corrective actions proposed by management and reports to the Board of Directors the effectiveness of our compliance program.

COMPENSATION OF DIRECTORS

     Each of our independent directors receives $5,000 per quarter for serving as a member of the Board of Directors. Non-employee directors are also reimbursed for their out-of-pocket travel and related expenses incurred in attending Board and committee meetings. Directors who are also our employees or consultants are not compensated separately for serving on the Board. In May 2002, the five directors, Daniel C. Arnold, Bruce D. Broussard, James B. Hoover, Marlin W. Johnston and Albert L. Rosen, each received ten-year non-qualified options to purchase 7,500 shares of our common stock. The exercise price of these options, which were granted under our 1992 Stock Option Plan, is $18.04 per share, the fair market value of our stock on the date of the grant. The stock options granted to directors become exercisable in full one year from the date of grant, unless acceleration of vesting occurs upon a change of control. All options issued under the 1992 Stock Option Plan expire thirty days after the termination of the recipient's position with us.

     Mark J. Brookner received $65,625 for serving as a consultant and as Vice Chairman of the Board in 2002. Mr. Brookner's consulting arrangement is described below in the section entitled "Employment and Consulting Agreements."

                                STOCK OWNERSHIP

            STOCK OWNED BY DIRECTORS, DIRECTOR NOMINEES AND OFFICERS

     The following table shows the number and percentage of shares of common stock beneficially owned by our directors, director nominees and executive officers as of April 7, 2003. Each person has sole voting and investment power for the shares shown below unless otherwise noted.

                                                                               PERCENT OF
                                                   NUMBER OF      RIGHT TO    COMMON STOCK
NAME OF BENEFICIAL OWNER                          SHARES OWNED   ACQUIRE(1)   OUTSTANDING
------------------------                          ------------   ----------   ------------
Roy W. Spradlin.................................          0       445,000         3.6%
  Chairman of the Board, President and Chief
  Executive Officer
Mark J. Brookner................................     98,750        75,000         1.5%
  Vice Chairman of the Board
Daniel C. Arnold................................          0        73,169           *
  Director
Bruce D. Broussard..............................          0         9,169           *
  Director
James B. Hoover.................................     78,250       103,169         1.5%
  Director
Marlin W. Johnston..............................     15,000         9,167           *
  Director
Albert L. Rosen.................................     67,500(2)     37,169           *
  Director
Jerald L. Pullins...............................          0             0           *
  Director Nominee
J. Michael Mullin...............................          0        64,750           *
  Chief Financial Officer
All directors and Executive officers as a group
  (8 persons)...................................    259,500       816,593         8.5%

---------------

 *  Less than 1%

(1) Shares of common stock that can be acquired through stock options exercisable through June 6, 2003.

(2) Includes 67,500 shares of our common stock held by the Rosen Family Trust. Mr. Rosen serves as a trustee for the Rosen Family Trust.

                  STOCK HELD BY PRINCIPAL "BENEFICIAL HOLDERS"

     The table shows the ownership of our shares of common stock by persons known to us to be beneficially own more than 5% of our common stock. The information is based on the most recent statements filed with the SEC, submitted to us by those persons, or on other information available to us.

                                                         AMOUNT AND NATURE      PERCENT OF
NAME AND ADDRESS                                           OF BENEFICIAL       COMMON STOCK
OF BENEFICIAL OWNER                                          OWNERSHIP         OUTSTANDING
-------------------                                     --------------------   ------------
J. Livingston Kosberg.................................        791,240(1)           6.7%
  3040 Post Oak Blvd., Suite 700
  Houston, Texas 77056
Cannell Capital, LLC..................................        874,850(2)           7.4
  2500 18 Street
  San Francisco, California 94110
George D. Bjurman & Associates........................        676,185(3)           5.7
  10100 Santa Monica Boulevard
  Suite 1200
  Los Angeles, California 90067
Sloan Financial Corporation...........................        699,900(4)           5.6
Richard C.W. Mauran
  31 Burton Ct.
  Franklins Row
  London, SW 3, England
RS Investments Management Co., LLC....................        908,500(5)           7.7
  388 Market Street, Suite 200
  San Francisco, California 94111
FMR Corp. ............................................        963,500(6)           8.1
  82 Devonshire Street
  Boston, Massachusetts 02109
Wasatch Advisors......................................        610,962(7)           5.1
  150 Social Hall Avenue, 4th Floor
  Salt Lake City, UT 84111

---------------

(1) The reported share amount includes 651,240 shares held by the Livingston Kosberg Trust, 60,000 shares held by the Kosberg Foundation Charitable Trust, 50,000 shares held by the Lewis Wilkenfeld Trust and 30,000 shares held individually in Mr. Kosberg's name. Mr. Kosberg is the trustee and the income beneficiary of the Livingston Kosberg Trust and the trustee of the Kosberg Foundation Charitable Trust and the Lewis Wilkenfeld Trust. The reported share amount excludes 2,340 shares held by Mr. Kosberg's wife for which Mr. Kosberg disclaims beneficial ownership.

(2) Cannell Capital, LLC has shared voting and shared dispositive power over the entire number of the shares; J. Carlo Cannell has shared voting and shared dispositive power over the entire number of shares; The Anegada Fund Limited has shared voting and dispositive power over 118,950 shares; Tonga Partners, L.P. has sole voting and sole dispositive power over 347,100 shares; Pleiades Investment Partners, L.P. has shared voting and shared dispositive power over 35,700 shares; The Cuttyhunk Fund Limited has shared voting and shared dispositive power over 262,950 shares; GS Cannell Portfolio, LLC has shared voting and shared dispositive power over 100,650 shares; George S. Sarlo 1995 Charitable Remainder Trust has shared voting and shared dispositive power over 9,500 shares. Mr. Cannell is the managing member of Cannell Capital, LLC and is the investment advisor of each of the other named entities.

(3) George D. Bjurman & Associates has sole voting and dispositive power over the entire number of shares.

(4) Consists of 699,900 shares of our common stock that may be acquired by Sloan Financial Corporation ("Sloan Financial") upon conversion of our $2,333,000, 8% Convertible Subordinated Notes,

    Series C, due June 30, 2004 owned by Sloan Financial. Sloan Financial and Mr. Mauran possess shared voting and shared dispositive power over the entire number of shares.

(5) RS Investments Management Co., LLC has shared voting and dispositive power over the entire number of shares. RS Investment Management, L.P., has shared voting and dispositive power over 589,200 shares.

(6) FMR Corp. has shared voting and sole dispositive power over the entire number of shares.

(7) Wasatch Advisors has sole voting and sole dispositive power over the entire number of shares.

                               EXECUTIVE OFFICERS

     Information about Mr. Spradlin, our Chief Executive Officer, and Mark J. Brookner, our Vice Chairman, is included under "Election of Directors." Information about our other executive officer is shown below.

     J. Michael Mullin, 51, has served us as Chief Financial Officer since May 1998. From May 1993 through May 1998, Mr. Mullin was President of Imperial Health Resources, Inc., a management company specializing in management of subacute units in acute care hospitals.

EXECUTIVE COMPENSATION

     The following table shows the compensation we paid during 2002, 2001 and 2000 to Messrs. Spradlin, Mullin and Brookner (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM
                                                                                       COMPENSATION
                                                                                        AWARDS(1)
                                                         ANNUAL COMPENSATION           ------------
                                                  ----------------------------------    SECURITIES
NAME AND PRINCIPAL                       FISCAL                         OTHER ANNUAL    UNDERLYING
POSITION(S)                               YEAR     SALARY     BONUS     COMPENSATION    OPTIONS(2)
------------------                       ------   --------   --------   ------------   ------------
Roy W. Spradlin........................   2002    $250,000   $      0       $ 0           50,000
  Chairman, President and                 2001     250,000    125,000         0          112,500
  Chief Executive Officer                 2000     220,000    100,000         0           75,000
J. Michael Mullin......................   2002    $150,000   $      0       $ 0           20,000
  Chief Financial Officer                 2001     150,000     40,000         0           60,000
                                          2000     132,000     30,000         0           75,000
Mark J. Brookner.......................   2002    $ 65,625   $      0       $ 0                0
  Vice Chairman                           2001      75,000          0         0                0
                                          2000      75,000          0         0                0

---------------

(1) None of the above individuals holds any shares of restricted stock of U.S. Physical Therapy, Inc.

(2) Reflects shares of common stock underlying options granted, as adjusted for stock splits, under our 1992 Stock Option Plan.

OPTION GRANTS

     The following table contains information with respect to grants of stock options to the Named Executive Officers during the year ended December 31, 2002.

                       OPTION GRANTS IN 2002 FISCAL YEAR

                                               INDIVIDUAL GRANTS
                       -----------------------------------------------------------------   POTENTIAL REALIZABLE VALUE
                                                 % OF TOTAL                                AT ASSUMED ANNUAL RATES OF
                                                  OPTIONS                                   STOCK PRICE APPRECIATION
                             NUMBER OF           GRANTED TO     EXERCISE OF                     FOR OPTION TERM
                       SECURITIES UNDERLYING    EMPLOYEES IN       BASE       EXPIRATION   --------------------------
NAME                   OPTIONS GRANTED(#)(A)    FISCAL YEAR     PRICE($/SH)      DATE        5%($)          10%($)
----                   ---------------------   --------------   -----------   ----------   ----------    ------------
Roy W. Spradlin......         50,000                 29%          $18.040      5/20/12      $567,263      $1,437,556
J. Michael Mullin....         20,000                 12%          $18.040      5/20/12      $226,905      $  575,022

---------------

(a)The non-qualified stock options, which expire in ten years, were granted under the 1992 Option Plan and vest one-fifth on each of the first, second, third, fourth and fifth anniversaries of the date of grant, unless accelerated vesting occurs upon a change in control. Specifically, vesting will be accelerated in the event we incur a "change in control" (defined generally as the acquisition of 50% or more of our outstanding voting stock, a change in a majority of the Board of Directors or a merger, consolidation or acquisition of all or substantially all of our assets). The per share option exercise price equals the fair market value of a share of our common stock on the date of grant, as determined under the 1992 Option Plan, as adjusted for stock splits, including two splits in 2001.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth the option exercises during fiscal year 2002 and the year-end value of all unexercised in-the-money options held by the Named Executive Officers.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                      NUMBER OF SECURITIES       VALUE OF SECURITIES UNDERLYING
                                                     UNDERLYING UNEXERCISED         UNEXERCISED IN-THE-MONEY
                         SHARES                      OPTIONS AT FY-END(#)(A)       OPTIONS AT FY-END($)(A)(B)
                       ACQUIRED ON      VALUE      ---------------------------   -------------------------------
NAME                   EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
----                   -----------   -----------   -----------   -------------   -------------   ---------------
Roy W. Spradlin......    175,000     $2,309,471      416,250        271,250        $2,921,875       $1,033,750
J. Michael Mullin....     18,750     $  283,125       42,000        173,000        $  239,342       $  854,108
Mark J. Brookner.....    105,000     $1,275,455       75,000              0           614,375                0

---------------

(a) Reflects the number of shares of our common stock underlying options granted under the Executive Option Plan and the 1992 Option Plan and the exercise or base price of the options, as adjusted for stock splits.
(b) Market value of underlying securities at year-end of $11.15 per share minus the exercise or base price of in-the-money options at year-end.

EMPLOYMENT AND CONSULTING AGREEMENTS

     Mr. Spradlin entered into a second amended and restated employment agreement with us on February 21, 2001. Under that agreement, Mr. Spradlin is employed as President and Chief Executive Officer for a term through February 21, 2006. Effective January 1, 2003, Mr. Spradlin's base salary is $325,000 per year. Additionally, Mr. Spradlin is eligible to receive cash bonuses payable at the discretion of the Board of Directors and, if eligible, is entitled to participate in any employee benefit plans adopted by us. Effective December 31, 2002, Mr. Spradlin's Employment Agreement was amended to add a provision that at Mr. Spradlin's request and at his cost and expense, and assuming no breach by him of his employment agreement, the Company shall make available, to the extent it is reasonably available, on commercial terms primary health insurance coverage for Mr. Spradlin and his family until the earlier of (i) the date of his 75th birthday or (ii) the date on which there are no longer any persons surviving who are entitled to such health insurance coverage.

     Mr. Spradlin's employment agreement may be terminated by us prior to the expiration of its term in the event (i) he becomes disabled for 90 consecutive days or (ii) his employment is terminated for "cause" (as defined in the agreement). If we incur a "change in control" (as defined in the agreement), Mr. Spradlin would be entitled to receive a lump sum equal to $500,000, and the term of his employment agreement would be modified to end one year from the change in control. In the event Mr. Spradlin's employment agreement is terminated without "cause", or Mr. Spradlin resigns "for good cause" (as defined in the agreement), Mr. Spradlin would be entitled to receive a lump sum termination payment equal to his (i) base compensation for the remainder of the term of the employment agreement, (ii) the greater of (a) Mr. Spradlin's bonus paid the last fiscal year prior to termination or resignation or (b) the average of the bonuses paid over the three fiscal years prior to termination or resignation and (iii) Mr. Spradlin's accrued but unused vacation days. Under his employment agreement, in the event of his death, Mr. Spradlin's heirs or beneficiaries would become entitled to receive a payment equal to one year's annual salary. Mr. Spradlin's employment agreement further contains a covenant not to compete or solicit customers and employees during its term and for a two-year period following the termination of his employment.

     Mr. Brookner entered into a five year consulting agreement effective September 1, 2002, calling for compensation at an annual rate of $50,000 per year; the agreement contains a provision that at Mr. Brookner's request and at his cost and expense, the Company shall make available, to the extent it is reasonably available, on commercial terms primary health insurance coverage for Mr. Brookner and his family until the earlier of (i) the date of his 75th birthday or (ii) the date on which there are no longer any persons surviving who are entitled to such health insurance coverage. Prior to entering the agreement, Mr. Brookner was paid $75,000 per year as an employee of the Company.

           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Board and its Compensation Committee prepared the following report on our policies with respect to the compensation of executive officers for 2002. The Board makes all decisions on the compensation of our executive officers (including stock options) based upon recommendations of the Compensation Committee.

COMPENSATION OF EXECUTIVE OFFICERS

     Our compensation policies are designed to enable us to attract, motivate and retain experienced and qualified executives. We seek to provide competitive compensation. Our policy has been to provide a significant component of an executive officer's compensation through the grant of stock options. We believe that grants of stock options to executives, as well as to employees generally, help align the interests of these officers with the interests of our stockholders.

     The following describes in more specific terms the elements of compensation of executive officers for 2002.

  BASE SALARIES

     Other than the base salary for our Chief Executive Officer, which is set by an employment agreement (see "Employment and Consulting Agreements"), base salaries of executives are initially determined by evaluating the responsibilities of the position, the experience and knowledge of the individual and the competitive marketplace for executive talent. Base salaries for executive officers are reviewed annually by our Compensation Committee and Board based on, among other things, individual performance and responsibilities.

  INCENTIVE COMPENSATION

     Based on performance, incentive compensation opportunities are available to a wide range of our employees. We believe that incentive compensation is effective in reinforcing both the overall values of our company and our specific operating goals.

     Incentive compensation programs are designed to focus employees' attention on our key performance goals, to identify the expected levels of performance and to reward individuals who meet or exceed our expectations. The aggregate amounts available for incentive awards are determined by our overall financial performance. The actual awards paid to individual recipients are formulated by management and approved by the Compensation Committee.

  STOCK OPTION AWARDS

     Our 1992 Stock Option Plan (the "1992 Option Plan") and the Executive Stock Option Plan (the "Executive Option Plan") were approved by our Board and stockholders to align employee and outside directors' interests with stockholders' interests, to provide incentives to our key employees by encouraging their ownership of common stock and to aid us in attracting and retaining key employees, upon whose efforts our success and future growth depends. While a number of options are outstanding under the Executive Option Plan, no options were granted under the plan during 2002 or will be granted under the plan in the future.

     Options are granted at the discretion of the Compensation Committee. Individual grant sizes are determined based on organizational and individual performance. At the discretion of the Compensation Committee, and based on the recommendation of management, options may also be used as an incentive for candidates recruited to fill key positions.

     During 2002, we granted options covering a total of 171,550 shares of our common stock to 66 directors, officers and employees. This includes options granted under the 1999 Employee Stock Option Plan and options granted to individuals to induce employment. No options have been granted to the Named Executive Officers or directors under the 1999 Employee Stock Option Plan or as inducements of employment. The per share exercise price of all options granted in 2002 equaled the fair market value of a share of our common stock on the date of grant.

     Stock option grants made to executive officers in 2002 reflect significant individual performance and contributions relating to our operations and an incentive to an executive to join us.

  OTHER

     We have a 401(k) profit sharing plan covering all employees with three months of service. We did not make any contributions during 2002.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Under his employment agreements with us (see "Employment and Consulting Agreements"), Mr. Spradlin received a salary of $250,000 in 2002, $250,000 in 2001, and $220,000 in 2000. He also received bonuses totaling $125,000 in 2001 and $100,000 in 2000. Although Mr. Spradlin participated in our 401(k) Plan from 2000 through 2002, we did not make any matching contributions to the plan during these years. In addition to cash compensation, Mr. Spradlin was granted 50,000 options to purchase shares of our common stock under the 1992 Option Plan during 2002 and 112,500 during 2001.

     In determining the appropriate compensation for Mr. Spradlin, the Compensation Committee evaluates our overall performance under Mr. Spradlin's leadership, as well as his individual contributions to key strategic, financial and development objectives. The Compensation Committee does not utilize any specific quantitative factors or formulas in reviewing his performance or compensation.

COMPENSATION DEDUCTIBILITY POLICY

     Under Section 162(m) of the Internal Revenue Code of 1986 (the "Code") and applicable Treasury regulations, no deduction is allowed for annual compensation in excess of $1 million paid by a publicly traded corporation to its chief executive officer and the four other most highly compensated officers. Under those provisions, however, there is no limitation on the deductibility of "qualified performance-based compensation."

     In general, our policy is to maximize the extent of tax deductibility of executive compensation under the provisions of Section 162(m) so long as doing so is compatible with the most appropriate methods and approaches for the design and delivery of compensation to our executive officers.

                                          Respectfully submitted,

                                          Compensation Committee
                                          Daniel C. Arnold, Chairman
                                          James B. Hoover
                                          Albert L. Rosen

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and officers to file with the SEC initial reports of ownership of our equity securities and to file subsequent reports when there are changes in their ownership. We believe that during 2002 all Section 16(a) filing requirements applicable to our directors and officers were complied with on a timely basis.

                          FIVE YEAR PERFORMANCE GRAPH

     The following performance graph compares the cumulative total stockholder return of our common stock to The Nasdaq Stock Market United States Index and The Nasdaq Stock Market Healthcare Index for the period from December 31, 1997 through December 31, 2002. The graph assumes that $100 was invested in each of our common stock and the companies listed on The Nasdaq Stock Market United States Index and The Nasdaq Stock Market Healthcare Index on December 31, 1997 and that any dividends were reinvested.

                COMPARISON OF FIVE YEARS CUMULATIVE TOTAL RETURN
                      FOR THE YEAR ENDED DECEMBER 31, 2002

                              (PERFORMANCE GRAPH)

--------------------------------------------------------------------------------------
                         12/97      12/98      12/99      12/00      12/01      12/02
--------------------------------------------------------------------------------------
 U.S. Physical
  Therapy, Inc.           100         71         70        199        411        285
 The Nasdaq Stock
  Market United
  States Index            100        141        262        158        125         87
 The Nasdaq Stock
  Market Healthcare
  Index                   100         85         68         94        101         87

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Our Board of Directors appointed KPMG LLP as our independent auditors beginning September 27, 1999.

     Representatives of KPMG LLP are expected to be present at the Annual Meeting. Those representatives will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                                   AUDIT FEES

     Audit Fees. Aggregate fees for professional services rendered by KPMG LLP in connection with the audits of our financial statements and reports for the fiscal year ended December 31, 2002 were $122,000.

     Financial Information Systems Design and Implementation Fees. During the fiscal year ended December 31, 2002, KPMG LLP rendered no professional services in connection with the design and implementation of financial information systems.

     All Other Fees. In addition to the fees described above, aggregate fees for consulting services for our corporate office lease, certain insurance plans and certain employee compensation plans rendered by KPMG LLP for the fiscal year ended December 31, 2002, were $14,550.

                         REPORT OF THE AUDIT COMMITTEE

     In connection with the December 31, 2002 financial statements, we reviewed and discussed our audited financial statements with management. We also discussed with KPMG LLP the matters required by Statement on Auditing Standards No. 61.

     We received and discussed with them the matters required by Independence Standards Board Statement No. 1. We discussed the non-audit services provided by KPMG LLP and related fees and have considered whether those services and fees are compatible with maintaining auditor independence.

     Based upon these reviews and discussions, we recommended to the Board of Directors that our audited financial statements be included in the Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2002.

                                          Respectfully submitted,

                                          The Audit Committee
                                          Marlin W. Johnston, Chairman
                                          Bruce D. Broussard
                                          Daniel C. Arnold

             DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS TO BE
              PRESENTED AT THE 2004 ANNUAL MEETING OF STOCKHOLDERS

     Any proposal intended to be presented by any stockholder for action at the 2004 Annual Meeting of Stockholders must be received us on or before December 31, 2003 in order for the proposal to be considered for inclusion in the proxy statement and form of proxy relating to the 2004 Annual Meeting. However, we are not required to include in our proxy statement and form of proxy for the 2004 Annual Meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the SEC in effect at the time the proposal is received. In order for any stockholder proposal that is not included in such proxy statement and form of proxy to be brought before the 2004 Annual Meeting, such proposal must be received by the Secretary of U.S. Physical Therapy, Inc. at its principal executive offices at 1300 West Sam Houston Parkway South, Suite 300, Houston, Texas 77042 by March 10, 2004. If a timely proposal is received, the Board may exercise any discretion authority granted by the proxies to be solicited on behalf of the Board in connection with the 2004 Annual Meeting of stockholders.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, our Board of Directors does not know of any other matters to be presented for action by stockholders at the 2003 Annual Meeting. If, however, any other matters not now known are properly brought before the meeting, the persons named in the accompanying proxy will vote the proxy as directed by a majority of the Board of Directors.

                                          By Order of the Board of Directors,

                                          /s/ ROY W. SPRADLIN
                                          Roy W. Spradlin
                                          Chairman, President and Chief
                                          Executive Officer

Houston, Texas
April 25, 2003

                          U.S. PHYSICAL THERAPY, INC.
            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS -- MAY 20, 2003
           THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     I, the undersigned stockholder of U.S. Physical Therapy, Inc. hereby appoint Roy W. Spradlin and J. Michael Mullin, and each of them, with full power of substitution, as my proxies to cast all votes, as designated below, which I am entitled to cast at the 2003 Annual Meeting of Stockholders to be held on Tuesday, May 20, 2003, at 9:00 a.m. (CDT), at our offices at 1300 West Sam Houston Parkway South, Suite 300, Houston, Texas 77042, and at any adjournments, upon the following matters.

     This proxy will be voted as directed by you. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS.

     The undersigned stockholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time before its exercise.

             (continued and to be signed and dated on reverse side)

(1) Election of eight directors for one-year terms. Nominees: Roy W. Spradlin, Mark J. Brookner, Daniel C. Arnold, Bruce D. Broussard, James B. Hoover, Marlin W. Johnston, Albert L. Rosen and Jerald L. Pullins.

[ ]  FOR all nominees listed above     [ ]  WITHHOLD AUTHORITY
     (except as marked to the               to vote for all nominees listed.
     contrary below)

 (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, PRINT
               THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

--------------------------------------------------------------------------------

(2) As determined by a majority of the Company's Board of Directors, the proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournments.

                                    Please date and sign exactly as name
                                    appears hereon and return in the enclosed envelope

                                    Date: ------------------------------------
                                    -----------------------------------------

                                    Signature of Stockholder or Authorized
                                    Representative (Only one signature is
                                    required in the case of stock ownership in the name of two or more persons.)